UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49602	77-0118518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive
San Jose, California	95131
(Address of Principal Executive Offices)	Zip Code

(408) 904-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Synaptics Incorporated (the “Company”) is electing to provide summary adjusted consolidated financial data for the twelve months ended as of December 26, 2020. The Company is providing this information on a one-time basis only and does not intend to provide this information on a going-forward basis.

The financial data included in the summary adjusted consolidated financial data is not necessarily indicative of results that may be experienced for the full year or any future reporting period, and the adjusted consolidated financial data presented may not be indicative of the Company’s future performance. In addition, the comparability of the adjusted consolidated financial other data is significantly affected by the Company’s acquisitions and disposition during the year ended June 27, 2020 and the six months ended December 26, 2020 and such data should be considered together with the risks, uncertainties and other factors described in the Company’s periodic and current reports filed with the Securities and Exchange Commission (“SEC”), including the sections entitled “Forward-Looking Statements” and “Risk Factors.” Important factors, including those discussed in the Company’s periodic and current reports filed with the SEC, could cause the Company’s future results to differ from historical results and those differences may be material.

The summary adjusted consolidated financial data provided by the Company is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Summary Adjusted Consolidated Financial Data.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2021	SYNAPTICS INCORPORATED

	By:	/s/ Dean Butler
	Name:	Dean Butler
	Title:	Senior Vice President and Chief Financial Officer

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